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                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                    (in millions, except per share amounts)

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
                                                               Year Ended
                                                              December 31,
                                                           -------------------
                                                           1998   1997   1996
                                                           -----  ----- ------
Computations for Statements of Income
  Basic earnings per share:
    Income before extraordinary items..................... $  64  $ 403 $  349
    Extraordinary items...................................   --     --     (33)
                                                           -----  ----- ------
    Net income............................................    64    403    316
    Preferred stock dividends.............................     7      7      7
                                                           -----  ----- ------
    Net income to common.................................. $  57  $ 396 $  309
                                                           =====  ===== ======
    Average shares of common stock outstanding............  73.2   73.9   72.2
                                                           -----  ----- ------
    Basic earnings per share:
      Net income, before extraordinary items.............. $0.78  $5.36 $ 4.73
      Extraordinary items.................................   --     --   (0.46)
                                                           -----  ----- ------
      Basic earnings per share............................ $0.78  $5.36 $ 4.27
                                                           =====  ===== ======
  Diluted earnings per share:
    Income before extraordinary items..................... $  64  $ 403 $  349
    Antidilutive preferred stock dividends................    (7)   --     --
                                                           -----  ----- ------
    Income after antidilutive preferred stock dividends
     and
     before extraordinary items...........................    57    403    349
    Extraordinary items...................................   --     --     (33)
                                                           -----  ----- ------
    Net income, after antidilutive preferred stock
     dividends............................................ $  57  $ 403 $  316
                                                           =====  ===== ======
    Average shares of common stock outstanding............  73.2   73.9   72.2
    Incremental common shares applicable to restricted
     common
     stock based on the average market price during the
     period...............................................   0.2    0.2    0.2
    Incremental common shares applicable to common stock
     options
     based on the average market price during the period..   1.0    1.3    1.6
    Average common shares issuable assuming conversion of
     the Series A Cumulative Convertible Preferred Stock
     and the Cumulative Convertible Second Preferred
     Stock, when dilutive.................................   --     3.5    3.5
                                                           -----  ----- ------
    Average common shares assuming full dilution..........  74.4   78.9   77.5
                                                           -----  ----- ------
    Diluted earnings per share, assuming conversion of all
     applicable securities:
      Net income before extraordinary items............... $0.76  $5.11 $ 4.49
      Extraordinary items.................................   --     --   (0.42)
                                                           -----  ----- ------
      Diluted earnings per share.......................... $0.76  $5.11 $ 4.07
                                                           =====  ===== ======
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